                                                                    Exhibit 6(b)



                                    BY-LAWS
                                      OF

                             THE PENN MUTUAL LIFE
                               INSURANCE COMPANY

                                   CONTENTS

                                   ARTICLE I
                             Meetings of Members -
                             Election of Trustees


SECTION 1.1                Meetings of Members - Election of Trustees                           1
SECTION 1.2                Notice                                                               1
SECTION 1.3                Nominations for Trustees by Board of Trustees                        1
SECTION 1.4                Nominations for Trustees by Members                                  1
SECTION 1.5                Voting by Members                                                    2
SECTION 1.6                Inspectors of Election                                               2
SECTION 1.7                Quorum                                                               3
SECTION 1.8                Vacancies on the Board of Trustees                                   3

                                  ARTICLE II
                               Board of Trustees

SECTION 2.1                Regular Meetings                                                     3
SECTION 2.2                Special Meetings                                                     3
SECTION 2.3                Quorum                                                               3
SECTION 2.4                Election of Officers                                                 3
SECTION 2.5                Designation of Chief Executive Officer                               4
SECTION 2.6                Financial Statements                                                 4

                                  ARTICLE III
                            Committees of the Board

SECTION 3.1                Appointment of Committees                                            4
SECTION 3.2                Meetings - Quorum                                                    4
SECTION 3.3                Minutes                                                              4
SECTION 3.4                Audit Committee                                                      5
SECTION 3.5                Executive Committee                                                  5
SECTION 3.6                Executive Personnel and Compensation Committee                       6
SECTION 3.7                Marketing Committee                                                  6
SECTION 3.8                Corporate Governance and Nominating Committee                        7

                                  ARTICLE IV
                                   Officers

SECTION 4.1                Chairman of the Board                                                7
SECTION 4.2                President                                                            8

SECTION 4.3                Chief Executive Officer                                              8
SECTION 4.4                Secretary                                                            8
SECTION 4.5                Treasurer                                                            8
SECTION 4.6                Auditor                                                              8

                                   ARTICLE V
                            Execution of Documents
                             and Other Instruments

SECTION 5.1                Execution of Documents                                               8
SECTION 5.2                Checks                                                               9
SECTION 5.3                Policy Contracts                                                     9
SECTION 5.4                Facsimile Signatures of Deceased or Retired Officers                 9

                                  ARTICLE VI
                        Additional Provisions Relating
                           to Trustees and Officers

SECTION 6.1                Liability of Trustees                                                9
SECTION 6.2                Indemnification                                                     10

                                  ARTICLE VII
                                  Amendments

SECTION 7.1                Amendments                                                          11

                                 CERTIFICATION

                                    BY-LAWS
                                      OF
                             THE PENN MUTUAL LIFE
                               INSURANCE COMPANY


                                   ARTICLE I
                             MEETINGS OF MEMBERS -
                             ELECTION OF TRUSTEES

SECTION 1.1 Meetings Of Members - Election Of Trustees. The board of trustees or the executive committee may call meetings of members. The board of trustees or executive committee, as the case may be, may designate any place, either within or without the Commonwealth of Pennsylvania, as the place of any meeting. If no designation is made the place of meeting shall be the Home Office of the Company. The chief executive officer shall preside at meetings of members unless otherwise provided by the board of trustees or the executive committee. The annual election of trustees by members of the Company shall be held at the Home Office of the Company from 10 a.m. to 2 p.m. on the first Tuesday of March.

SECTION 1.2 Notice. Notice of the meeting of members for the annual election shall be published three times in two daily or weekly newspapers and in such other legal periodical designated by the rules for the publication of legal notices of the Court of Common Pleas of the county in which the Company has its principle domicile, not less than thirty days before the date of the meeting for election. The notice shall state the time and place of the meeting for election and the purpose for which it is to be held. Notice of special meetings shall be governed by applicable law.

SECTION 1.3 Nominations for Trustees by Board of Trustees. At the last regularly scheduled meeting in each calendar year, the board of trustees shall nominate members of the Company for election to succeed trustees whose terms are about to expire. The board of trustees may at any time before the next annual election of trustees nominate a member for election to succeed a trustee who was elected to fill a vacancy resulting from an increase made in the stated number of trustees after the last regularly scheduled meeting in each calendar year.

The board of trustees may substitute another candidate for any candidate so nominated who shall die or withdraw before the annual election of trustees.

SECTION 1.4 Nominations for Trustees by Members. Members of the Company may nominate members of the Company for election to succeed trustees whose terms are about to expire by filing with the secretary on or before the November 1 preceding the annual election of trustees a certificate of nomination signed by 1,000 members stating their respective names and addresses, the name and address of each candidate nominated, and accompanied by the written acceptance of such nomination by each nominee.

If a candidate so nominated shall die or withdraw before the annual election of trustees a majority of the members who signed the certificate of nomination of the candidate may substitute another candidate by filing with the secretary before the annual election of trustees a certificate of nomination signed by a majority of such members and stating the name and address of the substitute candidate provided that such certificate is accompanied by the written acceptance of such nomination by the substitute candidate.

SECTION 1.5 Voting by Members. At all elections of trustees each member shall be entitled to one vote for each trustee to be elected and to cast the whole number of votes for one candidate or to distribute the votes among two or more candidates. Votes shall be limited to candidates nominated as provided in the by-laws and shall be cast only upon the official ballot furnished by the Company at the election.

A member may authorize the casting of votes at an annual election of trustees or at a meeting of members by written power of attorney to vote by proxy executed within three months prior to the annual election of trustees or the meeting of members and stating the number of at least one policy of the Company held by such member.

Revocation of a revocable power of attorney to vote by proxy shall be effective only upon receipt of written notice thereof by the secretary prior to the election or upon the appearance at the election of the maker of the power and upon claim by that member of the right to vote in person. The fact that the Company, by mail or otherwise, furnishes a proxy to any person shall not constitute or be construed as an admission of the validity of any policy or contract or that such person is a member entitled to vote at the election or meeting, and such fact shall not be competent evidence in any action or proceeding in which the validity of any policy or contract or claim under it is at issue.

SECTION 1.6 Inspectors of Election. At the last regularly scheduled meeting in each calendar year preceding the election of trustees, the board of trustees shall appoint three members of the Company who are not trustees, officers or candidates for election as inspectors of election. The board of trustees shall at the same time appoint an alternate member of the Company for each inspector to act for any inspector who is unable or unwilling to act.

The inspectors shall receive and count the votes of members entitled to vote and shall report in writing to the secretary the names of all persons voted for, the number of votes cast for each, the number of votes cast in person, and the number of votes cast by proxy and shall certify the names of the members who have been duly elected trustees.

SECTION 1.7 Quorum. At any election of trustees those members or proxy holders present and voting shall be competent to proceed with the election.

The presence in person or by proxy of two hundred fifty members at any meeting of members held for any other purpose shall constitute a quorum. If a quorum is not present at any meeting, a majority of the members present may adjourn the meeting from time to time without further notice.

SECTION 1.8 Vacancies on the Board of Trustees. Election of members of the Company as trustees to fill vacancies on the board of trustees, including a vacancy resulting from the death or withdrawal of a candidate before election for whom no substitute was nominated, shall be by the board of trustees. The board of trustees may elect a member of the Company to fill a vacancy on the board of trustees for the unexpired portion of the term by a vote of the majority of the members of the board of trustees at a regular or special meeting, following nomination of such member by not less than five trustees or by the nominating committee. Each trustee shall be notified of the proposed nominee(s) not later than ten days prior to the meeting at which a new trustee is to be so elected.

                                  ARTICLE II
                               BOARD OF TRUSTEES

SECTION 2.1 Regular Meetings. At least four regular meetings of the board of trustees shall be held in each calendar year at such place and upon such day and at such hour as the board of trustees may from time to time designate. The board of trustees at any prior meeting may reschedule or dispense with any regular meeting of the board of trustees, provided that no less than four regular meetings of the board of trustees shall be held in each calendar year.

SECTION 2.2 Special Meetings. Special meetings of the board of trustees may be called by the chief executive officer at any time and shall be called by the secretary upon written request of not fewer than five trustees. Written or oral notice of special meetings stating the time, place and purpose of the meeting shall be delivered to each trustee at least forty-eight hours in advance of such meeting.

SECTION 2.3 Quorum. A majority of the trustees of the board of trustees shall constitute a quorum at any meeting of the board of trustees.

SECTION 2.4 Election of Officers. The board of trustees by the ballots of at least a majority of the members of the board of trustees shall annually elect a president, a secretary, a treasurer, and an auditor and, if desired, a chairman of the board, to serve for the term of one year or until their successors have been elected. The president and, if a chairman of the board is elected, the chairman of the board shall be elected from among the members of the board. Officers elected by the board of trustees may be removed by the vote of a majority of the members of the board of trustees. Vacancies in any elective office may be filled by an election of the board of trustees at any meeting.

SECTION 2.5 Designation of Chief Executive Officer. The board of trustees, by resolution, shall not less frequently than annually designate either the chairman of the board, if one has been elected, or the president as chief executive officer. The board of trustees may, by resolution, remove the designation of chief executive officer and designate a new chief executive officer at any time.

SECTION 2.6 Financial Statements. The board or any authorized committee thereof shall approve from time to time both the form and substance of the Company's financial statements and the extent and manner of distribution of such financial statements to the Company's policyholders.

                                  ARTICLE III
                            COMMITTEES OF THE BOARD

SECTION 3.1 Appointment of Committees. Subject to the approval of the board of trustees, the chief executive officer shall appoint annually from the members of the board of trustees the following standing committees: audit committee, executive committee, executive personnel and compensation committee, marketing committee, corporate governance and nominating committee, and such other committees, other than standing committees, as the board of trustees may determine to be desirable for the conduct of the Company's affairs. With like approval, the chief executive officer may appoint a member of the board of trustees to fill, for the unexpired term, any vacancy which shall occur in a committee.

The standing committees shall each consist of not fewer than three trustees and, except for the audit committee, executive personnel and compensation committee, and the corporate governance and nominating committee, the chairman of the board, if any, and the president. The chairman of the board, the president, and other officers shall not be members of the audit committee, executive personnel and compensation committee, or the corporate governance and nominating committee.

SECTION 3.2 Meetings - Quorum. Meetings of the committees shall be held at such places and at such times and subject to such provision for notice as the board of trustees or, in the absence of action by the board of trustees, the respective committees shall determine. Two members of any standing committee, including a minimum of one non-management member, shall constitute a quorum.

SECTION 3.3 Minutes. Full minutes of the meetings of the standing committees shall be kept and shall be made available to each trustee upon request.

SECTION 3.4 Audit Committee. The audit committee shall exercise general supervision of internal accounting controls and related operations; shall make from time to time such examination thereof as it may deem necessary through independent public accountants or otherwise; and in respect to such matters may require such reports from the auditor and chief financial officer as it may deem necessary or desirable.

The audit committee shall annually, or in its discretion more often, recommend to the board of trustees for its approval the appointment of independent public accountants to examine the affairs of the Company and the audit committee shall make a report of the examination to the board of trustees.

The audit committee shall consult with the independent public accountants so appointed with regard to the scope of any audits and shall review the audit reports of the independent public accountants, including any management letter. It shall review significant reports of examinations of the affairs of the Company made by governmental authorities and by the internal auditors of the Company.

The audit committee shall consider such matters as may be referred to it by the board of trustees, the chief executive officer or the executive committee.

The audit committee shall investigate and report to the board of trustees with respect to any matters which it deems advisable.

In the discharge of its duties the audit committee shall have direct access to the independent public accountants, the internal auditor and the chief financial officer and, in turn, the aforementioned shall have direct access to the audit committee.

The audit committee is authorized to employ such special auditors, public accountants, counsel or other assistants as it considers desirable to aid it in the discharge of the duties of the committee.

SECTION 3.5 Executive Committee. The executive committee shall have the power to exercise the authority of the board of trustees in the conduct of the business of the Company and shall report to the board of trustees actions taken in the exercise of such power.

The executive committee shall oversee the investment of the Company's funds and shall have general supervision of the investment and banking policy of the Company.

The executive committee shall have charge of all property of the Company and shall have power to authorize the sale, lease, mortgage, pledge, encumbrance or any other disposition of the Company's real estate or other property of whatever nature, including power to authorize the renewal, extention, assignment, sale, release, partial release, satisfaction, compromise or extinguishment of any mortgages, deeds of trust, loan deeds, ground rents, easements, rights of way, interest in real estate, chattel mortgages, security agreements, liens, judgements, bonds, notes, shares of stock, securities, investments, claims and obligations owned or held by the Company and the selection of depositories of the Company's funds, and including the power to authorize the execution of proxies to vote any shares of stock owned by the Company and to authorize any action which the executive committee shall determine to be advisable or necessary in connection with the assets of the Company or its financial affairs. The executive committee shall supervise expenditures in connection with the foregoing powers.

The executive committee shall oversee the conduct of the operations of the Company, except for functions which are overseen by the marketing committee pursuant to section 3.7.

The executive committee shall oversee the operation of all corporations in the holding company system of the Company other than corporations supervised by the officers of the sales or marketing functions of the Company, provided, however, that the executive committee shall have the power to authorize investments and loans by the Company to any corporation in the holding company system of the Company.

SECTION 3.6 Executive Personnel and Compensation Committee. The executive personnel and compensation committee shall oversee planning and activities relating to executive development and succession and shall, as directed by the board of trustees, review and make recommendations to the board of trustees covering executive compensation policies and practices.

The executive personnel and compensation committee shall have the power, exercising the authority of the board of trustees in the conduct of the business of the Company, to authorize any salary, compensation or emolument to be paid to the chairman of the board, the president, the secretary, the treasurer and the auditor and to other officers or employees in those salary grades designated from time to time by the board of trustees and shall report to the board of trustees actions taken in the exercise of such power, except that with respect to officers comprising the executive group, as defined by the executive personnel and compensation committee and approved by the board of trustees from time to time, the executive personnel and compensation committee shall make recommendations to the board of trustees pertaining to salary, compensation or emolument. The executive group shall always include the five highest paid officers.

SECTION 3.7 Marketing Committee. The marketing committee shall have the power to exercise the authority of the board of trustees in the conduct of the business of the Company in the areas stated in this section 3.7 and shall report to the board of trustees actions taken in the exercise of such power.

The marketing committee shall oversee:

          The conduct of the marketing and sales operations of the Company, including the determination of the marketing and sales policies and plans of the Company, field operations and the operations of those corporations supervised by the officers of the marketing or sales functions of the Company, provided however, that only the executive committee shall have the power to authorize investments and loans by the Company in or to any corporation in the holding company system of the Company.

SECTION 3.8 Corporate Governance and Nominating Committee. The corporate governance and nominating committee shall have the power to exercise the authority of the board of trustees in the conduct of the business of the Company in the areas stated in this section 3.8 and shall report to the board of trustees actions taken in the exercise of such power.

The committee shall oversee the procedures, rules and conventions which guide the meetings of the board of trustees and the committees thereof; it may propose to the chief executive officer and the board of trustees the agendas and subject matters which it considers appropriate for consideration by the board or another committee thereof; it shall oversee the corporate policies of the Company relating to business conduct as proposed for adoption or revision from time to time; it shall recommend to the board of trustees amendments to these by-laws pursuant to Article 7 as proposed by the chief executive officer, the committee, or another committee of the board, and it may recommend to the board of trustees or to other committees thereof any other actions which it deems to be appropriate.

The corporate governance and nominating committee shall in each year upon call by the board of trustees or the chief executive officer, not later than the last regularly scheduled meeting in each calendar year of the board of trustees, recommend to the board of trustees the names of members of the Company for nomination by the board of trustees for election to succeed trustees whose terms are about to expire, and upon request of the board of trustees or of the chief executive officer, shall make nominations to the board of trustees of members of the Company for election to fill vacancies on the board of trustees.

The corporate governance and nominating committee may from time to time, and upon request of the board of trustees or the chief executive officer, shall, make recommendations concerning the number of members which this committee deems appropriate to constitute the board of trustees, subject to applicable statutory requirements concerning the minimum number of trustees.

                                  ARTICLE IV
                                   OFFICERS

SECTION 4.1 Chairman of the Board. The chairman of the board of trustees, if one has been elected by the board of trustees, shall preside at meetings of the board of trustees and shall perform such other duties as shall be assigned by the board of trustees or chief executive officer.

SECTION 4.2 President. The president shall perform such duties as shall be assigned by the board of trustees or the chief executive officer. The president shall preside at meetings of the board of trustees in the absence of the chairman of the board.

SECTION 4.3 Chief Executive Officer. The chief executive officer shall supervise and direct the affairs of the Company and shall have in his/her care the Company's assets. The chief executive officer shall appoint not less frequently than annually such officers in addition to those elected by the board of trustees as the chief executive officer shall determine are necessary or desirable for the proper conduct of the business of the Company. All such appointments shall be reported to the board of trustees. Officers appointed by the chief executive officer shall hold office at the will of the chief executive officer, but may also be removed by a vote of a majority of the members of the board of trustees. The chief executive officer shall assign to all officers the various duties they are to perform.

SECTION 4.4 Secretary. The secretary shall attend the meetings of the board of trustees and the meetings of members and shall keep the minutes of the proceedings; shall be the custodian of the corporate seal of the Company; as directed by the board of trustees and standing committees, shall send notices of the meetings of the board of trustees and of the standing committees and shall publish the notice required by these by-laws of the annual election of trustees and of any meeting of members and shall perform such other duties as shall be assigned by the chief executive officer.

SECTION 4.5 Treasurer. The treasurer, under the direction of an officer designated by the chief executive officer, shall have custody of the cash funds of the Company and shall perform such other duties as shall be assigned by such officer. The treasurer and assistant treasurers shall give bond in such amounts and with such sureties as the board of trustees shall require.

SECTION 4.6 Auditor. The auditor shall be responsible for the scheduling and development of audit programs for reviews of internal accounting and administrative controls for all activities of the company and its affiliates and shall perform such other duties as the chief executive officer or the audit committee shall assign. The auditor shall report to the audit committee.

                                   ARTICLE V
                            EXECUTION OF DOCUMENTS
                             AND OTHER INSTRUMENTS

SECTION 5.1 Execution of Documents. The chairman of the board, the president, any vice president, second vice president, assistant vice president, assistant to the president and any other officer designated by the board of trustees or the executive committee shall each have the power on behalf of the Company to execute:

(a) Contracts for the sale of land, deeds, leases, documents necessary to accomplish the purchase, renewal, assignment, transfer or sale of notes, bonds, mortgages, deeds of trust, loan deeds, ground rents, stocks, or any other assets or property whatsoever and proxies for voting stock held in the name of the Company;

(b) Releases, partial releases, deeds to extinguish ground rents, covenants of exoneration, consents to releases, satisfaction pieces and agreements;

(c) Powers of attorney to appoint, where necessary or convenient, a substitute, deputy or attorney in special cases to execute any of the documents heretofore mentioned in this article; and

(d) All other instruments related to the transaction and management of the Company's affairs.

The secretary, associate secretary, any assistant secretary, treasurer, any assistant treasurer and any officer designated by the board of trustees or the executive committee shall have power to attest such execution and to affix the Company's corporate seal to any such instrument when required. Officers who execute or attest instruments as provided herein are authorized to acknowledge such execution on behalf of the Company.

SECTION 5.2 Checks. The executive committee shall determine the manner in which checks drawn upon the funds of the Company shall be signed and may authorize the use of facsimile signatures to checks of the Company.

SECTION 5.3 Policy Contracts. Policy contracts issued by the Company shall be subscribed with the manual or facsimile signature of the chief executive officer, or such other officer as may be designated by the board of trustees and shall be attested by the manual or facsimile signature of the secretary or such other officer as may be designated by the board of trustees.

SECTION 5.4 Facsimile Signatures of Deceased or Retired Officers. In the case of the death or retirement from office of any officer whose facsimile signature is authorized to be used in connection with policy forms, checks, receipts or other instruments executed by the Company, such policies, checks, receipts or other instruments may nevertheless be issued during a period not to exceed six months thereafter bearing the facsimile signature of such officer.

                                  ARTICLE VI
                        ADDITIONAL PROVISIONS RELATING
                           TO TRUSTEES AND OFFICERS

SECTION 6.1 Liability of Trustees. To the full extent provided under law, a trustee shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless (i) the trustee has breached or failed to perform the duties of his or her office under 42 Pa. C.S.A. (S) 8363 (relating to standard of care and justifiable reliance) and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this

Section 6.1 shall not apply to (i) the responsibility or liability of a trustee pursuant to any criminal statute or (ii) the liability of a trustee for the payment of taxes pursuant to local, state or federal law. Any repeal or modification of this Section 6.1 shall be prospective only, and shall not affect, to the detriment of any trustee, any limitation on the personal liability of a trustee of the Company existing at the time of such repeal or modification.

SECTION 6.2  Indemnification.

(a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a trustee or officer of the Company, or, while a trustee or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees), judgements, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation or other entity, to the extent that such person is not otherwise indemnified and to the extent that such indemnification is not prohibited by law.

(b) To the extent not prohibited by law, expenses incurred by such person in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company.

(c)  To determine whether any indemnification or advance of expenses under this
Section 6.2 is permissible, the board of trustees by a majority vote of a quorum consisting of trustees not parties to such action, suit or proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested trustees so directs, provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of such person in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.

(d) The obligations of the Company to indemnify a person under this Section 6.2, including the duty to advance expenses, shall be considered a contract between the Company and such person, and no modification or repeal of any provision of this Section 6.2 shall affect, to the detriment of such person, the obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(e)  The indemnification and advancement of expenses provided by this Section
6.2 shall not be deemed exclusive of any other right to which one indemnified may be entitled under any agreement, vote of policyholders or shareholders or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

(f) The board of trustees shall have the power to (i) authorize the Company to purchase and maintain, at the Company's expense, insurance on behalf of the Company and others to the extent that power to do so has not been prohibited by law, (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations and (iii) give other indemnification to the extent not prohibited by law.

                                  ARTICLE VII
                                  AMENDMENTS

SECTION 7.1 Any amendment to these by-laws shall be first submitted in writing to the board of trustees at a regular meeting and may be adopted only at a subsequent regular meeting of the board of trustees by a vote of at least a majority of the members of the board of trustees.

                                 CERTIFICATION

The undersigned certifies that the foregoing are the by-laws of The Penn Mutual Life Insurance Company as adopted and amended through February 21, 1997 and that they are in full force and effect.


                                    ___________________________________
                                                  Secretary

                                    ___________________________________
                                                  Date